EXHIBIT 32.0

SECTION 906 CERTIFICATIONS

In connection with the Annual Report of Prudential Bancorp, Inc. (the “Company”) on Form 10-K for the period ending September 30, 2021 (the “Report”) as filed with the Securities and Exchange Commission, I the undersigned, Dennis Pollack, President and Chief Executive Officer of the Company, and Jack E. Rothkopf, Senior Vice President, Chief Financial Officer and Chief Accounting Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dennis Pollack
Date: December 17, 2021
Dennis Pollack
President and Chief Executive Officer

/s/Jack E. Rothkopf
Date: December 17, 2021
Jack E. Rothkopf
Senior Vice President,
Chief Financial Officer and
Chief Accounting Officer

A signed original of this written statement required by Section 906 of the Sarbanes–Oxley Act has been provided to Prudential Bancorp, Inc. and will be retained by Prudential Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.